Malone & Bailey, PLLC
                           5444 Westheimer, Suite 2080
                              Houston, Texas 77056
                            Telephone (713) 840-1210
                               Fax (713) 840-9034





                          INDEPENDENT AUDITORS' CONSENT





As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report relating to the financial statements of Venturelist.com, Inc., which report appears in the Company's Form 10KSB for the year ended September 30, 2001, and to all references to this firm included in such Registration Statement.

                                             /s/ Malone & Bailey, PLLC



Date : February 14, 2002